UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)         January 3, 2018

American River Bankshares

(Exact name of registrant as specified in its chapter)

California	0-31525	68-0352144
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification No.)

3100 Zinfandel Drive, Suite 450, Rancho Cordova, California	95670
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(916) 851-0123

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Page 1 of 4 Pages

The Index to Exhibits is on Page 3

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(b)

Loren E. Hunter, Executive Vice President and Chief Credit Officer of the Registrant, American River Bankshares (the “Company”), notified the Company on January 3, 2018 of his voluntary resignation to be effective as of that date. The Company intends to promptly conduct a review of candidates for the position of Chief Credit Officer and until such time a Chief Credit Officer is hired, Marie A. Crayne will serve as the Interim Chief Credit Officer. Ms. Crayne has been with the Company since 2009 and currently serves as its Vice President and Chief Underwriter.

In addition to receiving his earned but unpaid salary and vacation, Mr. Hunter is eligible to receive future benefits under his Salary Continuation Agreement, a copy of which was filed as an exhibit to the Registrant’s Form 8-K filed with the Securities and Exchange Commission on July 11, 2014. Mr. Hunter did not participate in the Company’s Deferred Compensation Plan and his unvested stock options and unvested restricted stock will be forfeited in accordance with the terms of the Company’s 2010 Equity Incentive Plan.

(c)

The Registrant has not yet named a new Chief Credit Officer to replace Mr. Hunter.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

(99.1)	Press Release dated January 5, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN RIVER BANKSHARES

/s/ Mitchell A. Derenzo
January 5, 2018	Mitchell A. Derenzo, Chief Financial Officer

	INDEX TO EXHIBITS

Exhibit No.	Description	Page

99.1	Press release dated January 5, 2018	4